Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL
To Tender Ordinary Shares
of
OPTIBASE LTD.
Pursuant to the Offer to Purchase
dated December 1, 2021
by
THE CAPRI FAMILY FOUNDATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK TIME, OR 5:00 P.M., ISRAEL TIME, ON DECEMBER 30, 2021, UNLESS THE OFFER IS EXTENDED.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

The U.S. Depositary:

American Stock Transfer & Trust Company, LLC
Attn: Corporate Actions Dept.
6201 15th Avenue
Brooklyn, N.Y. 11219
 Fax number 718-234-5001

For assistance call 877-248-6417

Pursuant to the Offer to Purchase dated December 1, 2021 by The Capri Family Foundation, the undersigned encloses herewith and surrenders the following certificate(s) representing ordinary shares of Optibase Ltd.

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
	Certificate No(s)	Number of Shares

TOTAL SHARES

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.  IF APPLICABLE TO YOU, MAKE SURE YOU COMPLETE (1) THE DECLARATION FORM (“DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES”) INCLUDED HEREIN AND PROVIDE THE ACCOMPANYING DOCUMENTS (TO THE EXTENT APPLICABLE TO YOU) TO PREVENT ISRAELI WITHHOLDING TAX, AND/OR (2) IRS FORM W-9 INCLUDED HEREIN OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. FEDERAL BACKUP WITHHOLDING TAX, IN EACH CASE, ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

SUBJECT TO APPLICABLE LAW, THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF ORDINARY SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR THE ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

Shareholders of Optibase must complete this Letter of Transmittal (i) if certificates evidencing shares are to be forwarded with this letter, or (ii) unless an agent’s message (as defined in Section 11 of the Offer to Purchase, as referred to below) is utilized, if delivery of shares is to be made by book-entry transfer to an account maintained by American Stock Transfer & Trust Company, as depositary (the “U.S. Depositary”) at The Depository Trust Company (the “Book-Entry Transfer Facility” or “DTC”).  Delivery of documents to DTC or any other party does not constitute delivery to the U.S. Depositary.

If certificates for your Shares are not immediately available or you cannot deliver your certificates and all other required documents to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on December 1, 2021 (the “Expiration Date”) or you cannot complete the book-entry transfer procedures prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Expiration Date, you may nevertheless tender your Shares according to the guaranteed delivery procedures set forth in Section 11 of the Offer to Purchase. See Instruction 2 below.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE U.S. DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY FINANCIAL INSTITUTIONS THAT ARE PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:  ________________________________________________________________________________________

DTC Participant Number:  ____________________________________________________________________________________________

Transaction Code Number:  ___________________________________________________________________________________________

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE U.S. DEPOSITARY AND COMPLETE THE FOLLOWING (PLEASE ENCLOSE A PHOTOCOPY OF SUCH NOTICE OF GUARANTEED DELIVERY):

Name(s) of Registered Owner(s):  ______________________________________________________________________________________

Window Ticket Number (if any) or DTC Participant Number: ________________________________________________________________

Date of Execution of Notice of Guaranteed Delivery:  ______________________________________________________________________

Name of Institution which Guaranteed Delivery:  __________________________________________________________________________

IMPORTANT:  Each non-Israeli resident shareholder tendering Shares in the offer who is submitting a completed Declaration Form and that shall receive an aggregate payment pursuant to the offer that is in an amount in excess of US$100,000, to prevent the deduction and withholding of Israeli tax, must also provide a valid certificate of residency for tax purposes issued by the tax authority of its country of residence (the “Residency Certificate”).  Such shareholder may elect, by checking the box below, to submit its Residency Certificate during a period of 180 days following the Expiration Date (the “Additional Period”).  In such case, to the extent the offer is consummated, 75% (in the case of individuals) and 77% (in the case of corporations) of the payment to be paid to such shareholder pursuant to the offer shall be paid promptly following the Expiration Date in accordance with the terms of the Offer to Purchase and 25% (in the case of individuals) and 23% (in the case of corporations) of the payment to be paid to such shareholder pursuant to the offer shall be retained and held in escrow (the “Escrow Amount”) by the U.S. Depositary.  See Instruction 10 for a description of the process for the payment of, and withholding from the Escrow Amount.

If such a shareholder does not check any of the boxes below, Israeli withholding tax will be deducted from the payment to be paid to such shareholder pursuant to the offer.

☐	CHECK HERE IF A RESIDENCY CERTIFICATE IS BEING DELIVERED TOGETHER WITH THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF A RESIDENCY CERTIFICATE IS NOT BEING DELIVERED TOGETHER WITH THIS LETTER OF TRANSMITTAL AND YOU ELECT TO SUBMIT A RESIDENCY CERTIFICATE DURING THE ADDITIONAL PERIOD.

IMPORTANT:  Each individual non-Israeli resident shareholder tendering Shares for payment in the offer who is submitting a completed Declaration Form, to prevent the deduction and withholding of Israeli tax, must also provide a copy of the photo page of his or her passport.  If such a shareholder does not provide a copy of the photo page of his or her passport, Israeli withholding tax will be deducted from the payment to be paid to such shareholder pursuant to the offer.

☐	CHECK HERE IF YOU ARE AN INDIVIDUAL NON-ISRAELI RESIDENT SHAREHOLDER AND A COPY OF THE PHOTO PAGE OF YOUR PASSPORT IS BEING DELIVERED TOGETHER WITH THIS LETTER OF TRANSMITTAL.

IMPORTANT: Each shareholder tendering Shares in the Offer is required to indicate whether or not such holder has a “personal interest,” within the meaning of the Israeli Companies Law, 1999 (the “Israeli Companies Law”) and as described in the Offer to Purchase, in the acceptance of the Offer; otherwise, such tendering shareholder will be deemed to have not tendered its Shares in the Offer and its Shares will not be counted for the purposes of determining if the minimum condition has been satisfied in the Offer. Under the Israeli Companies Law, the completion of the Offer depends in part on whether the Shares tendered into the Offer, and not withdrawn, are held by a majority of the offerees that do not have a “personal interest,” within the meaning of the Israeli Companies Law, in the acceptance of the Offer. See Section 19 of the Offer to Purchase.

☐	CHECK HERE IF YOU DO NOT HAVE A “PERSONAL INTEREST” IN THE ACCEPTANCE OF THE OFFER.

☐
CHECK HERE IF YOU HAVE A “PERSONAL INTEREST” IN THE ACCEPTANCE OF THE OFFER.
If you marked this box, please describe the basis for your “personal interest”.    ___________________________________________________________
__________________________________________________________________________________________________________________________
__________________________________________________________________________________________________________________________

IMPORTANT: This Letter of Transmittal properly completed and duly executed (together with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message) and certificates or confirmation of book-entry transfer or a properly completed and duly executed Notice of Guaranteed Delivery and all other required documents must be received by the U.S. Depositary prior to 10:00 a.m., New York City time, or 5:00 p.m., Israel time, on the Expiration Date.  Delivery of this Letter of Transmittal to an address other than as set forth above, will not constitute a valid delivery.

Ladies and Gentlemen:

                  The undersigned hereby tenders to The Capri Family Foundation (the “Purchaser”) the above-described ordinary shares, par value NIS 0.65 per share (the “Shares”) of Optibase Ltd. (“Optibase”), pursuant to the Purchaser’s offer to purchase 959,837 Shares, not already held by the Purchaser group, at $11.20 per Share, net to the seller in cash, less any required withholding taxes and without interest, upon the terms of, and subject to the conditions to, the Offer to Purchase, dated December 1, 2021 (the “Offer to Purchase”) and this Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged.

                  Upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and subject to, and effective upon, acceptance for payment of Shares tendered herewith, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all Shares that are being tendered hereby (and any and all non-cash dividends, distributions, rights, other Shares or other securities issued or issuable in respect thereof on or after December 1, 2021 (collectively, “Distributions”)) and irrevocably appoints the U.S. Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the tendered Shares (and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (1) deliver certificates evidencing the tendered Shares (and all Distributions), or transfer ownership of the tendered Shares (and all Distributions) on the account books maintained by The Depository Trust Company, together, in either case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (2) present the tendered Shares (and all Distributions) for transfer on the books of Optibase, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of the tendered Shares (and all Distributions), all in accordance with the terms of the Offer.

                  By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints the designees of the Purchaser as the attorney and proxy of the undersigned, each with full power of substitution, to the full extent of the undersigned’s rights with respect to the Shares tendered. This proxy and power of attorney is coupled with an interest in the tendered Shares, is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of the tendered Shares by the Purchaser in accordance with other terms of the Offer. Acceptance for payment will revoke all other proxies and powers of attorney granted by the undersigned at any time with respect to the tendered Shares (and all shares and other securities issued in Distributions in respect of the tendered Shares), and no subsequent proxies, powers of attorney, consents or revocations may be given by the undersigned with respect thereto (and if given will not be deemed effective). The undersigned understands that, in order for Shares or Distributions to be deemed validly tendered, immediately upon the Purchaser’s acceptance of the tendered Shares for payment, the Purchaser must be able to exercise all rights, including voting rights, with respect to the tendered Shares (and any and all Distributions), including, without limitation, voting at any meeting of Optibase’s shareholders then scheduled.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer Shares tendered hereby and all Distributions, that when the tendered Shares are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title to such Shares and Distributions, free and clear of all liens, restriction, charges and encumbrances, and that none of the tendered Shares and Distributions will be subject to any adverse claim. The undersigned, upon request, will execute and deliver all additional documents deemed by the U.S. Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares and all Distributions. In addition, the undersigned will remit and transfer promptly to the U.S. Depositary for the account of the Purchaser all Distributions in respect of Shares tendered hereby, accompanied by appropriate documentation of transfer, and until receipt of transfer or appropriate assurance of receipt and transfer, the Purchaser will be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire Offer Price of the tendered Shares, or deduct from the Offer Price, the amount or value of that Distribution as determined by the Purchaser in its sole discretion.

                  No authority herein conferred or agreed to be conferred will be affected by, and all such authority will survive, the death or incapacity of the undersigned. All obligations of the undersigned in this Letter of Transmittal will be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable. The undersigned understands that the valid tender of Shares pursuant to any one of the procedures described in Section 11 of the Offer to Purchase and in the Instructions to this Letter of Transmittal will constitute the undersigned’s acceptance of the terms of, and conditions to, the Offer. The Purchaser’s acceptance of the tendered Shares for payment will constitute a binding agreement between the undersigned and the Purchaser upon the terms of, and subject to the conditions to, the Offer (and if the Offer is extended or amended, the terms of, or conditions to, any such extension or amendment).

                  Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please issue the check for the Offer Price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of the registered holder(s) appearing above under “Description of Shares Tendered.” Similarly, unless otherwise indicated below in the box entitled “Special Delivery Instructions,” please mail the check for the Offer Price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Shares Tendered”. In the event that the boxes below entitled “Special Payment Instructions” and “Special Delivery Instructions” are both completed, please issue the check for the Offer Price of all Shares purchased and return all certificates evidencing Shares not tendered or not accepted for payment in the name(s) of, and deliver such check and return such certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. Unless otherwise indicated below in the box entitled “Special Payment Instructions,” please credit any Shares tendered hereby and delivered by book-entry transfer that are not accepted for payment by crediting the account at The Depository Trust Company. The undersigned recognizes that the Purchaser has no obligation, pursuant to the Special Payment Instructions, to transfer any Shares from the name of the registered holder(s) if the Purchaser does not accept for payment any Shares tendered hereby.

IF ANY SHARE CERTIFICATES REPRESENTING SHARES THAT YOU OWN HAVE BEEN LOST,
STOLEN OR DESTROYED, SEE INSTRUCTION 2.

SHAREHOLDERS:  SIGN HERE
(Please complete an IRS Form W-9, the appropriate IRS Form W-8, and/or a Declaration Form (Declaration of
Status for Israeli Income Tax Purposes) and provide the accompanying documents, as applicable.  See
“IMPORTANT TAX INFORMATION”.)

Signature(s) of Holder(s)
Dated:  . . . . . . . . . . . . . ., 2021.

(Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificates or on a security position listing by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 5.)

Name(s):
Please Print
Capacity (full title):

Address:

Include Zip Code

Daytime Area Code and Telephone No:

Taxpayer Identification or Social Security No.:
(See IRS Form W-9 below)

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY.
Financial Institutions: Place Medallion Guarantee in Space Below

FOR USE BY U.S. DEPOSITARY/ PURCHASER ONLY.
By power-of-attorney from Purchaser, the U.S. Depositary
hereby sets its corporate seal to indicate acceptance of the tendered
Shares by the Purchaser: ______________________

If you wish that the check for the Offer Price of the Shares and the certificate evidencing Shares not tendered or not purchased be issued in the name of someone other than the record holder(s) of the Shares, please complete the “Special Payment Instructions” below.  If the check for the Offer Price of the tendered Shares and the certificate evidencing Shares not tendered or not purchased are to be registered in the name of anyone other than the registered holder or mailed to any person(s) other than the person(s) signing this Letter of Transmittal, the certificate(s) must be endorsed and signatures guaranteed.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the Offer Price of Shares and share certificates evidencing Shares not tendered or not purchased are to be issued in the name of someone other than the registered holder.

Issue Check and Share Certificate(s) to:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the check for the Offer Price of Shares purchased and share certificates evidencing Shares not tendered or not purchased are to be mailed to someone other than the registered holder, or the registered holder at an address other than that shown under “Description of Ordinary Shares Tendered”.

Mail Check and Share Certificate(s) to:

Name:
	(Please Print)		Name:
Address:				(Please Print)
Address:

(Zip Code)
(Zip Code)
(Tax Identification or Social Security Number) (See IRS Form W-9 below and Form W-8)
(Tax Identification or Social Security Number) (See IRS Form W-9 below and Form W-8)

Account Number:

Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ► Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

1	Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2	Business name/disregarded entity name, if different from above

3	Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any)_________

Exemption from FATCA reporting
code (if any) ____________________

(Applies to accounts maintained outside the U.S.)

☐ Individual/sole proprietor or ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate single-member LLC
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► _________
Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.
☐ Other (see instructions) ►
5	Address (number, street, and apt. or suite no.) See instructions.	Requester’s name and address (optional)

6	City, state, and ZIP code

7	List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number

-	-

or

Employer identification number

-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ►	Date ►

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

•  Form 1099-INT (interest earned or paid)

•  Form 1099-DIV (dividends, including those from stocks or mutual funds)

•  Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•  Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

•  Form 1099-S (proceeds from real estate transactions)

•  Form 1099-K (merchant card and third party network transactions)

•  Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

•  Form 1099-C (canceled debt)

•  Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

Cat. No. 10231X	Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018)	Page 2

By signing the filled-out form, you:

1.   Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2.   Certify that you are not subject to backup withholding, or

3.   Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4.   Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•    An individual who is a U.S. citizen or U.S. resident alien;

•    A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•    An estate (other than a foreign estate); or

•    A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

•   In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•   In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•   In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1.   The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2.   The treaty article addressing the income.

3.   The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4.   The type and amount of income that qualifies for the exemption from tax.

5.   Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.   You do not furnish your TIN to the requester,

2.   You do not certify your TIN when required (see the instructions for Part II for details),

3.   The IRS tells the requester that you furnished an incorrect TIN,

4.   The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.   You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018)	Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a.  Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1 a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b.  Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as’’ (DBA) name on line 2.

c.  Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d.  Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e.   Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.’’ If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n)...	THEN check the box for...
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

•   LLC treated as a partnership for U.S. federal tax purposes,

•   LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

•   LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for ...	THEN the payment is exempt for...
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701 (a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I.    Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II.    Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018)	Page 5

1.   Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2.   Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3.   Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4.   Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5.   Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (Joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partneship or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
For this type of account:	Give name and EIN of:
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison)that receives agricultural program payments	The Public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•  Protect your SSN,

•  Ensure your employer is protecting your SSN, and

•  Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018)	Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1 -800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.ldentityTheft.gov and Pub. 5027.

Visit www.irs.gov/ldentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL

Forming Part of the Terms and Conditions of the Offer

1.  Guarantee of Signatures.  All signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Security Transfer Agent Medallion Signature Program, or by any other “eligible guarantor institution”, as such term is defined in Rule 17Ad‑15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Institution”) unless (i) this Letter of Transmittal is signed by the registered holder(s) of Ordinary Shares (which term, for purposes of this document, shall include any participant in The Depository Trust Company whose name appears on a security position listing as the owner of Shares) tendered hereby and such holder(s) has (have) not completed the box entitled “Special Payment Instructions” or “Special Delivery Instructions” on the reverse hereof or (ii) such Shares are tendered for the account of an Eligible Institution.  See Instruction 5.

2.  Delivery of Letter of Transmittal and Share Certificates.  This Letter of Transmittal is to be used (i) if certificates are to be forwarded with it, or (ii) if tenders are to be made pursuant to the procedures for tenders by book-entry transfer pursuant to the procedure set forth in Section 11 of the Offer to Purchase. Certificates evidencing all physically tendered Shares, or a confirmation of a book-entry transfer into the U.S. Depositary’s account at The Depository Trust Company of all Shares delivered by book-entry transfer, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the U.S. Depositary at one of its addresses set forth below prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Expiration Date (as defined in Section 9 of the Offer to Purchase). If certificates are forwarded to the U.S. Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.

Shareholders whose Share certificates are not immediately available or who cannot deliver all other required documents to the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Expiration Date or who cannot complete the procedures for book-entry transfer prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Expiration Date may nevertheless tender their Shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in Section 11 of the Offer to Purchase. Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the U.S. Depositary prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the Expiration Date, and (c) Share certificates representing all tendered Shares, in proper form for transfer (or a Book Entry Confirmation with respect to such Shares), this Letter of Transmittal (or facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer, an agent’s message), and all other documents required by this Letter of Transmittal, if any, must be received by the U.S. Depositary within two Nasdaq trading days after the date of execution of such Notice of Guaranteed Delivery.

The method of delivery of this Letter of Transmittal, Share certificates and all other required documents, including delivery through the Depository Trust Company, is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the U.S. Depositary.  If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.  In all cases, sufficient time should be allowed to ensure timely delivery.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Purchaser, in its sole discretion.  The Purchaser reserves the absolute right to reject any or all tenders that it determines not to be in proper form or the acceptance for payment of which may be unlawful.  A tender of Shares will not have been made until all defects and irregularities have been cured or waived.  None of the Purchaser, the Depositaries, the Information Agent, Purchaser’s legal counsel or any other person will be under any duty to give notification of any defects or irregularities in tenders of Shares or incur any liability for failure to give any notification.

No alternative, conditional or contingent tenders will be accepted and no fractional Shares will be purchased.  By execution of this Letter of Transmittal (or a manually signed facsimile hereof), all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

If any Share certificate has been lost, destroyed or stolen, the shareholder should promptly notify the U.S. Depositary.  The shareholder then will be instructed as to the steps that must be taken in order to replace the Share certificate.  This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed Share certificates have been followed.

3.  Inadequate Space.  If the space provided on the reverse hereof under “Description of Ordinary Shares Tendered” is inadequate, the Share certificate numbers, the number of Shares evidenced by such Share certificates and the number of Shares tendered should be listed on a separate signed schedule and attached hereto.

4.  Partial Tenders (not applicable to shareholders who tender by book-entry transfer). If fewer than all Shares evidenced by any certificate delivered to the U.S. Depositary with this Letter of Transmittal are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such cases, new certificate(s) evidencing the remainder of Shares that were evidenced by the certificates delivered to the U.S. Depositary with this Letter of Transmittal will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the box entitled “Special Delivery Instructions” on the reverse of this Letter of Transmittal, as soon as practicable after the Expiration Date or the termination of the Offer. All Shares evidenced by certificates delivered to the U.S. Depositary will be deemed to have been tendered unless otherwise indicated.

5.  Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing the tendered Shares without alteration, enlargement or any other change whatsoever.

If any tendered Shares are held of record by two or more persons, all of those named persons must sign this Letter of Transmittal. If any tendered Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of those tendered Shares.

If this Letter of Transmittal is signed by the registered holder(s) of tendered Shares, no endorsements of certificates or separate stock powers are required, unless payment is to be made to, or certificates evidencing Shares not tendered or not accepted for payment are to be issued in the name of, a person other than the registered holder(s). If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) evidencing Shares tendered, the tendered certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signatures on the certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of tendered Shares, the certificate(s) evidencing tendered Shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to the Purchaser of that person’s authority so to act must be submitted.

6.  Share Transfer Taxes.  The amount of any share transfer taxes (whether imposed on the registered holder(s), or such other person, or otherwise) payable on account of the transfer of any Shares will be deducted from the Offer Price of the tendered Shares purchased, unless evidence satisfactory to the Purchaser of the payment of the taxes, or that the transfer is not subject to tax, is submitted. The Purchaser will only be liable for share transfer taxes with respect to the sale and transfer of any Shares if such taxes are expressly imposed by applicable law on the Purchaser.

Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the Share certificates evidencing Shares tendered hereby.

7.  Special Payment and Delivery Instructions.  If a check for the Offer Price of any tendered Shares is to be issued in the name of, and/or certificate(s) evidencing Shares not tendered or not accepted for payment are to be issued in the name of and/or returned to, a person other than the person(s) signing this Letter of Transmittal or if a check or any such certificate is to be sent to a person other than the signor of this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled “Description of Shares Tendered” on the reverse of this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

8.  Questions and Requests for Assistance or Additional Copies.  Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal, the Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”), the Notice of Guaranteed Delivery and other documents related to the Offer may be obtained from the Information Agent.

9.  IRS Form W-9, IRS Form W-8.  Each holder who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) surrendering certificates for payment is required to provide the U.S. Depositary with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9 (provided herein) and certify under penalties of perjury that such number is correct and indicate whether such holder is subject to backup withholding as provided in the certification instructions in the form. Each holder must date and sign the IRS Form W-9 in the spaces indicated.  Failure to provide the information on the form may subject the holder to federal income tax withholding on the Offer Price and to a penalty imposed by the Internal Revenue Service. If the holder has not been issued a TIN and has applied for a number, the holder should write “Applied For” in the space for the TIN and sign and date the IRS Form W-9 in the spaces indicated. If the IRS Form W-9 is so completed, the U.S. Depositary will withhold 24% of all reportable payments that the holder is otherwise entitled to receive until a TIN is provided to the U.S. Depositary. If the holder provides a properly certified TIN within 60 days, the U.S. Depositary will refund the withheld taxes upon the holder’s request. Each holder who is not a U.S. Holder (as defined in Section 13 of the Offer to Purchase) must complete and submit the applicable IRS Form W-8 in order to be exempt from the federal income tax backup withholding due on payments with respect to the Shares. The appropriate IRS Form W-8 may be obtained from the Information Agent and the U.S. Depositary. Shareholders that are not U.S. Holders are urged to consult their tax advisor regarding the appropriate IRS Form W-8 in their particular circumstances.

10. Declaration Form (“Declaration of Status for Israeli Income Tax Purposes”) and Accompanying Documents or Valid Certificate.  Each holder surrendering certificates for payment who is eligible for an exemption from Israeli withholding tax, or a reduced withholding tax rate, as described in Section 2 and Section 5 of the Offer to Purchase, is required to complete the Declaration Form included in this Letter of Transmittal or attach to this Letter of Transmittal a valid certificate issued by the Israel Tax Authority exempting such holder from Israeli withholding tax or entitling such holder to a reduced rate of Israeli withholding tax in form and substance satisfactory to the Purchaser (a “Valid Certificate”). See also “Important Tax Information” below and the instructions to the Declaration Form. Each holder must date and sign the Declaration Form in the spaces indicated.  Failure to provide the information on the form (including the accompanying documentation, if applicable, as described below) or the Valid Certificate may subject the holder to Israeli income tax withholding on the Offer Price.

Each individual non-Israeli resident shareholder tendering certificates for payment who is submitting a completed Declaration Form must also provide a copy of the photo page or his or her passport.  Failure by such shareholder to provide a copy of the photo page of his or her passport may subject the holder to Israeli income tax withholding on the Offer Price.

Each non-Israeli resident shareholder tendering certificates for payment who is submitting a completed Declaration Form, and that shall receive an aggregate payment pursuant to the offer in an amount in excess of US$100,000, must also provide a valid certificate of residency for tax purposes issued by the tax authority of its country of residence (the “Residency Certificate”).  Such shareholder may elect, by checking a box in the Letter of Transmittal, to submit its Residency Certificate during a period of 180 days following the Expiration Date (the “Additional Period”).  In such case, to the extent the offer is consummated, 75% (in the case of individuals) and 77% (in the case of corporations) of the payment to be paid to such shareholder pursuant to the offer shall be paid promptly following the Expiration Date in accordance with the terms of the Offer to Purchase and 25% (in the case of individuals) and 23% (in the case of corporations) of the payment to be paid to such shareholder pursuant to the offer shall be retained and held in escrow (the “Escrow Amount”) by the U.S. Depositary (the “Paying Agent”). In the event such shareholder submits a valid Residency Certificate prior to the expiration of the Additional Period, then promptly thereafter, the Paying Agent will process payment of the Escrow Amount to such shareholder without deducting any Israeli withholding tax.  In the event such shareholder shall not submit a valid Residency Certificate prior to the expiration of the Additional Period, then promptly thereafter, the Paying Agent will process payment of the Escrow Amount to such shareholder after deducting Israeli withholding tax. Failure by such shareholder to provide a Residency Certificate may subject the holder to Israeli income tax withholding on the Offer Price.

IMPORTANT TAX INFORMATION

United States

Under U.S. federal income tax law, a shareholder who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) whose tendered Shares are accepted for payment is generally required to provide the U.S. Depositary (as payer) with the shareholder’s correct TIN on IRS Form W-9. If a shareholder is an individual, the TIN generally is the shareholder’s social security number. If the U.S. Depositary is not provided with the correct TIN, the shareholder may be subject to a penalty imposed by the Internal Revenue Service and payments that are made to the shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding of 24%. In addition, if a shareholder makes a false statement that results in no imposition of backup withholding, and there was no reasonable basis for making such statement, a penalty may also be imposed by the Internal Revenue Service.

Many shareholders (including, among others, corporations and certain non-U.S. individuals) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. shareholder (e.g., a non-U.S. corporation or nonresident alien individual) to qualify as an exempt recipient, that holder must submit a statement on the appropriate IRS Form W-8, signed under penalties of perjury, attesting to that holder’s exempt status. See the instructions for the applicable IRS Form W-8, which can be obtained on the IRS website, for additional information. A tax advisor should be consulted as to that shareholder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption, including which IRS Form W-8 should be provided by the shareholder.

If backup withholding applies, the U.S. Depositary is required to withhold 24% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained if the required information is furnished to the Internal Revenue Service, generally by filing a U.S. tax return.

Purpose of IRS Form W-9. To prevent backup withholding on payments that are made to a shareholder with respect to Shares purchased in the Offer, each shareholder who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) is required to notify the U.S. Depositary of such shareholder’s correct TIN by completing the IRS Form W-9 certifying that (a) the TIN provided on IRS Form W-9 is correct, (b)(i) that shareholder has not been notified by the Internal Revenue Service that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding and (c) the shareholder is a U.S. resident or other U.S. person. See the instructions for IRS Form W-9 (provided herein), for additional information.

What Number to Give the U.S. Depositary. Each shareholder is required to give the U.S. Depositary the TIN (e.g., social security number or employer identification number) of the record holder of tendered Shares who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase). If Shares are in more than one name or are not in the name of the actual owner, consult the enclosed instructions for IRS Form W-9 for additional guidance on which number to report. If the holder has not been issued a TIN and has applied for a number, the holder should write “Applied For” in the space for the TIN and sign and date the IRS Form W-9 in the spaces indicated. If the IRS Form W-9 is so completed, the U.S. Depositary will withhold 24% of all reportable payments that the holder is otherwise entitled to receive until a TIN is provided to the U.S. Depositary. If the holder provides a properly certified TIN within 60 days, the U.S. Depositary will refund the withheld taxes upon the holder’s request.

Israel

The Purchaser has obtained an approval from the Israel Tax Authority (the “ITA”), with respect to the withholding tax rates applicable to shareholders as a result of the sale of Shares in the Offer. The approval provides, among other things, that (1) shareholders who meet the following criteria will not be subject to Israeli withholding tax: (a) they acquired their Shares after Optibase’s initial public offering in the United States on Nasdaq in 1999; (b) they do not hold their Shares through an Israeli broker or Israeli financial institution; (c) they are the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares; (d) they certify that they are not, and at the date of purchase of their Shares were not Israeli residents (and, in the case of a corporation, that no Israeli residents (x) hold 25.0% or more of the means to control such corporation or (y) are the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporation, whether directly or indirectly); (e) with respect to shareholders who are individuals, they timely provide a copy of their passport; and (f) with respect to shareholders that shall receive an aggregate payment in the offer that is in an amount in excess of US$100,000, they timely submit a valid certificate of residency for tax purposes issued by the applicable tax authority of their country of residence for the 2021 tax year, (2) payments to be made to shareholders who hold their Shares through an Israeli broker or Israeli financial institution will be made by the Purchaser without any Israeli withholding at source, and the relevant Israeli broker or Israeli financial institution will withhold Israeli tax, if any, as required by Israeli law, and (3) shareholders who are not described in clauses (1) and (2) above will be subject to Israeli withholding tax at the applicable rate of the gross proceeds payable to them pursuant to the Offer, unless such shareholders obtain a tax withholding certificate from the ITA, all as prescribed by Israeli tax law. The Israeli withholding tax is not an additional tax. Rather, the Israeli income tax liability of shareholders subject to Israeli withholding will be reduced by the amount of Israeli tax withheld. If Israeli withholding tax results in an overpayment of Israeli taxes, the holder may apply to the ITA (by filing an Israeli tax return) in order to obtain a refund. However, the Purchaser cannot assure you whether and when the ITA will grant such refund.

Purpose of Declaration Form. To prevent withholding of Israeli income tax on payments that are made to a shareholder with respect to Shares purchased in the Offer, each shareholder is required to notify the U.S. Depositary of such shareholder’s exemption by completing and signing the Declaration Form included in this Letter of Transmittal below (and providing any applicable accompanying documents) or by providing a Valid Certificate (see Instruction 10 above). The Declaration Form should be completed by holders of Shares, who are either: (i) NOT and at the date of purchase of their Shares were not “residents of Israel” for purposes of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”), who acquired their Shares after Optibase’s initial public offering in the United States on Nasdaq in 1999 or (ii) a bank, broker or financial institution that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, holding Shares solely on behalf of beneficial shareholder(s), and are subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made to them with respect to Shares tendered by such beneficial shareholder(s) and accepted for payment by the Purchaser pursuant to the Offer.

The foregoing description of certain tax withholding is only a summary and is qualified by all the terms of, and conditions to, the Offer set forth in the Offer to Purchase. In this respect, you are urged to read Section 10 and Section 13 of the Offer to Purchase.

(Declaration Form Immediately Follows)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES
 Do not send this form to the IRS. See separate instructions on the back cover of this form.
 Read this form together with the Offer to Purchase and Letter of Transmittal accompanying this form.

PAYER'S NAME: American Stock Transfer & Trust Company, as U.S. Depositary

Who may use this form and why?

Holders of Shares who wish to tender their Shares pursuant to the Offer to Purchase and the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”) may use this form if they tender their Shares in the Offer to the U.S. Depositary and they are either:

•
Non-Israeli Residents: If (A) (i) you are NOT and at the date of purchase of your Shares were not a “resident of Israel” (as defined under Section 1 of the Israeli Income Tax Ordinance [New Version], 5721-1961 (the “Ordinance”) (See Instruction II)) for purposes of the Ordinance, or (ii) you are a corporation that is NOT and at the date of purchase of your Shares was not a “resident of Israel”, and Israeli residents are NOT “controlling shareholders” (as defined under Section 68A of the Ordinance (See Instruction III)) of you, nor are Israeli residents the beneficiaries of, or are entitled to, 25.0% or more of your revenues or profits, whether directly or indirectly, and you acquired your Shares after Optibase’s initial public offering in the United States on Nasdaq in 1999 and (B) you are the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares;  then  you may be eligible for a full exemption from Israeli withholding tax with respect to the gross proceeds payable to you (if any) pursuant to the Offer. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the U.S. Depositary, your broker or any other withholding agent, or their authorized representatives to exempt you from such Israeli withholding tax; or

•
A Bank, Broker or Financial Institution Resident in Israel: If you are a bank, broker or financial institution resident in Israel that (1) is holding the Shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders), and (2) is subject to the provisions of the Ordinance and regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by you to your beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer (an  “Eligible Israeli Broker”), you may be eligible for a full exemption from Israeli withholding tax with respect to the cash payment transmitted to you. By completing this form in a manner that would substantiate your eligibility for such exemption, you will allow the Purchaser, the U.S. Depositary, your broker or withholding agent, or their authorized representatives, to exempt you from such Israeli withholding tax. Consequently, even though the U.S. Depositary will not deduct any Israeli withholding tax from you, pursuant to the provisions of the Ordinance and regulations promulgated thereunder, to which you are subject, you may be required to withhold Israeli tax, as applicable, from the cash payment (if any) made by you to your beneficial shareholder(s).  NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS.

THIS FORM IS NOT INTENDED FOR YOUR USE IF YOU ARE A “RESIDENT OF ISRAEL” (OTHER THAN A BANK, BROKER OR FINANCIAL INSTITUTION RESIDENT IN ISRAEL).

PLEASE NOTE THAT IF YOU PROVIDE A DECLARATION FORM, YOU ALSO CONSENT TO THE PROVISION OF YOUR DECLARATION FORM TO THE PURCHASER AND/OR THE U.S. DEPOSITARY AND TO THE ISRAELI TAX AUTHORITY (THE “ITA”), IN CASE THE ITA SO REQUESTS, FOR PURPOSES OF AUDIT OR OTHERWISE.

To whom should you deliver this form?

If you wish to submit this form and (1) you hold your Shares directly, i.e., you are a registered holder, complete and sign this form and mail or deliver it to the U.S. Depositary (together with the Letter of Transmittal by which you tender your Shares) at its address set forth below, or (2) you hold your Shares through a broker, dealer, commercial bank, financial institution, trust company or other nominee (a “Broker”), complete and sign this form and mail or deliver it (together with the instruction letter by which you tender your Shares) to such Broker.

Until when should I deliver this form?

As described above, this form should be delivered together with the Letter of Transmittal or instruction letter by which you tender your Shares prior to 10:00 a.m., New York time, or 5:00 p.m., Israel time, on the on the Expiration Date (as defined in Section 9 of the Offer to Purchase).

You are urged to consult your own tax advisors to determine the particular tax consequences to you should you tender your Shares in the Offer, including, without limitation, the effect of any state, local or foreign income and any other tax laws and whether or not you should use this form.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name:	2. Type of Shareholder (more than one box may be applicable):
(Please print full name)	☐ Corporation (or Limited Liability Company) ☐ Individual ☐ Trust ☐ Partnership ☐ Other: _________________	☐ Bank ☐ Broker ☐ Financial Institution
3. For individuals only:	4. For all other Shareholders:
Date of birth: ______/_____/______ month / day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Countries of citizenship (name all citizenships):
Taxpayer Identification or Social Security No. (if applicable):	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Contact Details: Name:______________ Capacity:_______________ Telephone Number (country code, area code and number): _______________________________________________
8. I hold the Shares of Optibase Ltd. (mark X in the appropriate place):
☐          directly, as a Registered Holder
☐          through a Broker.  If you marked this box, please state the name of your Broker:  _________________

9. I am entitled to receive an aggregate Offer Price that is in excess of US$100,000 (mark X in the appropriate place):
☐    Yes
☐     No

If you marked “Yes” to question 9 above, do you elect to submit your Residency Certificate during the Additional Period (mark X in the appropriate place):
☐     Yes
☐      No

PART II	Declaration by Non-Israeli Residents (see instructions) Eligible Israeli Brokers should not complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following box)
A.1 ☐      I am NOT and at the date of purchase of my Shares was not a “resident of Israel”, which means, among other things, that:
•          The State of Israel is not my permanent place of residence,
•          The State of Israel is neither my place of residence nor that of my family,
•          My ordinary or permanent place of activity is NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,
•          I do NOT engage in an occupation in the State of Israel,
•          I do NOT own a business or part of a business in the State of Israel,
•          I am NOT insured by the Israeli National Insurance Institution,
•          I was NOT present (nor am I planning to be present) in Israel for 183 days or more during this tax year,
•          I was NOT present (nor am I planning to be present) in Israel for 30 days or more during this tax year, and the total period of my presence in Israel during this tax year and the two previous tax years is less than 425 days in total.
A.2 ☐     I acquired the Shares on or after the initial public offering of Optibase Ltd. on NASDAQ Stock Market in 1999.
A.3 ☐     I am the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares.

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following box)
B.1 ☐      The corporation is NOT and at the date of purchase of my Shares was not a “resident of Israel”, which means, among other things, that:
•          The corporation is NOT registered with the Registrar of Companies in Israel,
•          The corporation is NOT registered with the Registrar of "Amutot" (non-profit organizations) in Israel,
•          The control of the corporation is NOT located in Israel,
•          The management of the corporation is NOT located in Israel,
•          The corporation does NOT have a permanent establishment in Israel, and
•          No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or more of any “means of control” in the corporation as specified below:
o          The right to participate in profits;
o          The right to appoint a director;
o          The right to vote;
o          The right to share in the assets of the corporation at the time of its liquidation; and
o          The right to direct the manner of exercising one of the rights specified above;
B.2 ☐      The corporation acquired the Shares on or after the initial public offering of Optibase Ltd. on NASDAQ Stock Market in 1999.
B.3 ☐      The corporation is the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares.

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following box)
C.1 ☐      The partnership is NOT and at the date of purchase of my Shares was not an Israeli resident which means, among other things, that:
•          The partnership is NOT registered with the Registrar of Partnerships in Israel,
•          The control of the partnership is NOT located in Israel,
•          The management of the partnership is NOT located in Israel,
•          The partnership does NOT have a permanent establishment in Israel,
•          NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or more of any right in the partnership or, of the right to direct the manner of exercising any of the rights in the partnership, and
•          NO partner in the partnership is an Israeli resident;
C.2 ☐      The partnership acquired the Shares on or after the initial public offering of Optibase Ltd. on NASDAQ Stock Market in 1999.
C.3 ☐      The partnership is the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares.

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following box)
D.1 ☐     The trust is NOT and at the date of purchase of my Shares was not an Israeli resident, and:
•          All settlors of the trust are NOT Israeli residents,
•          All beneficiaries of the trust are NOT Israeli residents, and
D.2 ☐     The trust acquired the Shares on or after the initial public offering of Optibase Ltd. on NASDAQ Stock Market in 1999.
D.3 ☐     The trust is the beneficial owner (directly or indirectly) of less than 5% of the outstanding Shares.

PART III	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) Non-Israeli Residents should not complete this Part III
I hereby declare that: (if correct, mark X in the following box)
☐       I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance (See Instruction II), I am holding the Shares solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer.

PART IV	Certification. By signing this form, I also declare that:
•          I understood this form and completed it correctly and pursuant to the instructions.
•          I provided accurate, full and complete details in this form.
•          I am aware that providing false details constitutes criminal offense.
•          I am aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.

SIGN HERE
	Signature of Shareholder	Date	Capacity in which acting
(or individual authorized to sign on your behalf)

Number of Shares: ____________________

INSTRUCTIONS
 Forming Part of the Declaration of Status for Israeli Income Tax Purposes

I.     General Instructions. This Declaration Form (Declaration of Status for Israeli Income Tax Purposes), or this Form, should be completed by holders of Shares who wish to tender their Shares pursuant to the Offer, and who are either: (i) NOT and at the date of purchase of my Shares were not “residents of Israel” for purposes of the Ordinance (See Instruction II below), and if the holder of Shares is a corporation, the corporation is NOT and at the date of purchase of its Shares was not a “resident of Israel”, and Israeli residents are NOT “controlling shareholders” of such corporation within the meaning of Section 68A of the Ordinance (See Instruction III below), and Israeli residents are NOT the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporation, whether directly or indirectly, who acquired their Shares after Optibase's initial public offering in the United States on Nasdaq in 1999, and are the owner (directly or indirectly) of less than 5% of the outstanding Shares or (ii) a bank, broker or financial institution that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, holding Shares solely on behalf of beneficial shareholder(s), and are subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer.  Israeli residents who are NOT Eligible Israeli Brokers should not use this Form.

        Part I (Identification and details of Shareholder). You should complete Item 1, 2 and 5 through 8 and either (i) Item 3, if you are an individual, or (ii) Item 4, if you are a corporation (or limited liability company), trust, partnership or other entity.

        Part II (Declaration by Non-Israeli Shareholder). If you are NOT an Israeli resident, you should complete either Section A (for Individuals), Section B (for Corporations), Section C (for Partnerships) or Section D (for Trusts). If you do not mark a box you will be deemed to answer that the corresponding item is not correct with respect to you.

        Part III (Declaration by Israeli Bank, Broker or Financial Institution). If you are an Eligible Israeli Broker, you should complete this Item.

        Part IV (Certification). By signing this Form, you also make the statements in Part IV.

        Inadequate Space. If the space provided on this Form is inadequate, you should insert such details on a separate signed schedule and attached to this Form.

        Determination of Validity. All questions as to the validity, form or eligibility (including time of receipt) of this Form will be, subject to applicable law, determined by the Purchaser, in its sole discretion. None of the Purchaser, the Depositaries, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any Form or incur any liability for failure to give any such notification. For more details, see Section 13 of the Offer to Purchase.

        Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth on the back cover. Additional copies of this Form may be obtained from the Information Agent.

        The method of delivery of this Form is at your option and risk, and the delivery will be deemed made only when actually received by your Broker or the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent Forms will be accepted.

II.     Definition of Resident of Israel for Israeli Tax Purposes

Section 1 of the Ordinance defines a “resident of Israel” or a “resident” as follows:

 “(A) with respect to an individual - a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1)  in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social connections, including, among others:

(a) place of permanent home;

(b) place of residential dwelling of the individual and the individual's immediate family;

(c) place of the individual's regular or permanent occupation or the place of his permanent employment;

(d) place of the individual's active and substantial economic interests;

(e) place of the individual's activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel:

(a) if the individual was present in Israel for 183 days or more in the tax year;

(b)  if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, “day” includes a part of a day.

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

        (4) …;

(B)	with respect to a body of persons - a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2) the "control and management" of its business is exercised in Israel, except for a body of persons, the business of which is controlled and managed in Israel by an individual who became an Israel resident for the first time or is a returning resident, as set forth in section 14(a) and ten years have not yet passed since he became an Israeli resident as aforesaid, or by any person on his behalf, provided that such body of persons would not be an Israel resident if the control and management of its business were not by a said individual or by a person on his behalf, unless the body of persons requested otherwise."

III.     Definition of Controlling Shareholder for Purposes of Section 68A of the Ordinance

         Section 68A of the Ordinance defines “controlling shareholders” as follows:

        “Controlling shareholders” – shareholders that hold, directly or indirectly, alone, or together with another, or together with another Israeli resident, one or more of the means of control at a rate exceeding 25.0%.”

        Section 88 of the Ordinance defines the terms “means of control” and “together with another” as follows:

        “Means of control” – in a corporation – each of the following:

(1) the right to profits;

(2) the right to appoint a director or a chief executive officer in the company, or equivalent position holders in another corporation;

(3) a voting right in the general meeting of a company, or in an equivalent body in another corporation;

(4) the right to a portion of the remainder of the assets after settlement of liabilities, upon wind-up;

(5) the right to instruct anyone holding the rights listed in clauses (1) to (4) on the manner in which his right shall be executed;

and all, whether by virtue of shares, rights to shares or other rights, or in any other manner, including by way of voting agreements or through a trust.”

“Together with another” – together with a relative, and together with he who is not a relative and they have between them cooperation on a permanent basis under an agreement regarding material issues of a corporation, directly or indirectly;"

        This Letter of Transmittal and certificates and any other required documents should be sent or delivered by each shareholder or that shareholder’s broker, dealer, commercial bank, trust company or other nominee to the U.S. Depositary at one of its addresses set forth below.

The U.S. Depositary for the Offer is:

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your Shares, to:

 American Stock Transfer & Trust Company, LLC

6201 15th Avenue
Attn: Corporate Actions Dept.
Brooklyn, N.Y. 11219
 Fax number 718-234-5001
For assistance call 877-248-6417

___________________

Questions or requests for assistance may be directed to the Information Agent at its respective address and telephone numbers listed below.  Additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent.  A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, NY 10005 For assistance call D.F. King at (800) 829-6554 (toll free) or (212) 269 - 5550 (banks and brokers) Email: optibase@dfking.com